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                            COLUMBIA FUNDS TRUST VIII
                             COLUMBIA FUNDS TRUST IX
                             COLUMBIA FUNDS TRUST XI
             AMENDED AND RESTATED ACCOUNTING & BOOKKEEPING AGREEMENT
                                   APPENDIX I

The Series of Columbia Funds Trust VIII currently subject to this Agreement are as follows:

           Series
           Columbia Income Fund
           Columbia Intermediate Bond Fund

The Series of Columbia Funds Trust IX currently subject to this Agreement are as follows:

           Series
           Columbia High Yield Municipal Fund
           Columbia Managed Municipals Fund

The Series of Columbia Funds Trust XI currently subject to this Agreement are as follows:

           Columbia Growth Stock Fund
           Columbia Young Investor Fund
           Columbia European Thematic Equity Fund
           Columbia Global Thematic Equity Fund
           *Columbia Asset Allocation Fund
           *Columbia Dividend Income Fund
           *Columbia Large Cap Core Fund
           *Columbia International Equity Fund
           *Columbia Large Cap Growth Fund
           *Columbia Disciplined Value Fund
           *Columbia Small Cap Fund
           *Columbia Small Company Equity Fund

Dated: November 1, 2003